                                                                Exhibit 10.17(c)

                            Dated 27th November 2000

                                  CEPHALON INC

                                       and

                                   NOVARTIS AG


                  ---------------------------------------------

                             COLLABORATION AGREEMENT

                 ----------------------------------------------

                               CMS Cameron McKenna
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                              T +44(0)20 7367 3000
                              F +44(0)20 7367 2000

                             Doc Ref: (51771728.05)

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                Table of Contents

1. Definitions and Interpretation..............................................1
2. The Collaboration...........................................................7
3. Ancillary Agreements and Obligations........................................8
4. Collaboration Committee.....................................................8
5. Executive Committee........................................................11
6. Disputes...................................................................12
7. Operating Committee........................................................13
8. Finance and Accounting Matters.............................................14
9. Supply of Product..........................................................16
10. Warranties................................................................16
11. Indemnity.................................................................18
12. Special Payments..........................................................20
13. Force Majeure.............................................................23
14. Term and Termination......................................................24
15. Confidential information..................................................25
16. Competition Restrictions..................................................26
17. Medical Information and Reporting.........................................27
18. Notices...................................................................28
19. Relationship of Parties...................................................29
20. Waiver....................................................................29
21. Severability..............................................................30
22. Third Party Rights........................................................30
23. Governing Law.............................................................30
24. Transmission of Rights....................................................31
25. Whole Agreement...........................................................31
26. Variations................................................................31
27. Costs.....................................................................31
28. Publicity.................................................................31
29. Counterparts..............................................................32

Schedule 1....................................................................34

     Calculation and Allocation of Collaboration Profits......................34

Schedule 2....................................................................36

     The Products.............................................................36

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Schedule 3....................................................................38

     Trade Marks..............................................................38

Schedule 4....................................................................39


Collaboration Plan............................................................39


Schedule 5....................................................................40

     Supply and Distribution of Novartis Products.............................40

Schedule 6....................................................................48

     Part I - Collaboration Committee.........................................48
     Part II - Executive Committee............................................48

Schedule 7....................................................................49

Special Payments ...................................Error! Bookmark not defined.

Schedule 8 Cephalon Licence Fee Payment.......................................50

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

THIS AGREEMENT is made on 27th November 2000

BETWEEN

(1) CEPHALON, INC. a company incorporated in Delaware, USA whose principal office is at 145, Brandywine Parkway, West Chester, 19380-4245, Pennsylvania, USA ("C. Inc"); and

(2) NOVARTIS AG a company incorporated in Basel Switzerland whose principal office is at Lichtstrasse 35 CH-4056 Basel Switzerland ("NAG").

WHEREAS

(A) The parties hereto or their Affiliates are engaged in the manufacture, marketing, distribution and sale of pharmaceutical products.

(B) By a Licence of even date herewith, NAG will license to C. Inc for a period of 10 (ten) years the Trademarks and Product Licences relating to the Novartis Products.

(C) The parties wish to collaborate directly and through their respective Affiliates in the promotion and sale of certain products of each of them.

NOW IT IS AGREED as follows:-

1.    Definitions and Interpretation

1.1   In this Agreement the following terms shall have the following meanings:

      "Affiliate" means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with the Party in question including as a Subsidiary or Holding Company;

      "Agreement" means this agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this Agreement.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      "Annual Operating Plan" means the budget and operating plan of the Collaboration in respect of any particular financial year;

      "Cephalon" means C. Inc or any of its Affiliates as the context may require;

      "Cephalon Product" means the product listed in Part I of Schedule 2 together with such additions as the Parties may agree in writing to add to the Collaboration from time to time;

      "Collaboration" means the collaboration between Cephalon and Novartis pursuant to the Collaboration Agreements for the promotion, marketing and sale of the Products in the Territory;

      "Collaboration Agreements" means this Agreement, the Licence, the Distribution Agreement and the Managed Services Agreement;

      "Collaboration Committee" or "CC" means the committee to be established pursuant to Clause 4.1 hereof;

      "Collaboration Plan" means the financial plan for the Collaboration set out in Schedule 4 or the same as from time to time amended with the agreement of the Collaborators.

      "Collaborator" means Cephalon or Novartis as the case may be.

      "Commencement Date" means 1 January 2001;

      "Control" means the ownership(direct or indirect) of more than 50% of the issued share capital, or the legal power to direct or cause the direction of the general management and policies of the Party in question and "Controlled" and "Controller" shall be construed accordingly;

      "Cost of Goods" means the cost of goods determined as per Schedule 1;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      "Distribution Agreement" means the Agreement in the agreed terms for the supply and distribution of the Cephalon Product to be entered into pursuant to Clause 2;

      "Executive Committee" or "EC" means the committee to be established pursuant to Clause 5 hereof;

      "Force Majeure" means in relation to any Party any event or circumstance which is beyond the reasonable control of that Party which event that Party could not reasonably be expected to have taken into account at the date of this Agreement including acts of God, war, riot, civil commotion, any overriding emergency, fire, flood, storm and industrial dispute (other than industrial dispute affecting only the employees of the Party suffering the event of force majeure or any of its agents or subcontractors);

      "Good Manufacturing Practice" or "GMP" means the regulatory standards and principles and guidelines of good manufacturing practice in effect from time to time relating to the manufacture of medicinal products including, without limitation, standards for equipment, facilities, production and quality control established by the applicable Governmental or Regulatory Authority;

      "Governmental or Regulatory Authority" means any local or national agency, authority, department, court, tribunal, arbitrator, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, or of any government of, any country having jurisdiction over this Agreement or any of the Parties or any of the Products or in respect of the regulation of medicinal products in the Territory including the European Commission and the European Court of Justice;

      "IAS" means the international generally accepted accounting principles;

      "Insolvency Event" means in relation to any Party any one of the following:-

      (a) a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party or such a resolution shall have


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            been passed other than a resolution for the solvent reconstruction or reorganisation of that Party; or

      (b) a resolution (other than a resolution for the solvent reconstruction or reorganisation of that Party) shall have been passed by that Party's Directors to seek a winding up or administration order or a petition for a winding up or administration order shall have been presented against that Party or such an order shall have been made; or

      (c) a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or over a substantial part of its assets or any third party takes steps to appoint such an officer in respect of that Party or an encumbrancer takes steps to enforce or enforces its security; or

      (d) a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or

      (e) a step or event shall have been taken or arisen outside the Territory which is similar or analogous to any of the steps or events listed above; or

      (f) that Party suspends or threatens to suspend making payments to all or some of that Party's creditors or the Party submits to any type of voluntary arrangement; or

      (g) where that Party is resident in the Territory it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986;

      "Licence" means the Licence of even date between NAG and C. Inc under which NAG licenses to C.Inc the Trademarks and Product Licences to the Novartis Products for a period of up to 10 (ten) years;

      "Managed Services Agreement" means the Agreement in the agreed terms for the provision of certain services to the Collaboration by Cephalon to be entered into pursuant to Clause 2;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      "Net Profit" means Net Sales less the Cost of Goods and other items customarily subtracted in accordance with IAS and agreed by the CC;

      "Net Sales Revenue" means in relation to the Products the aggregate amount of sales to third parties represented by invoices and/or other sales documentation prepared or presented by or on behalf of Novartis facilitating or making sales of Products on its own behalf or on behalf of Cephalon but less the following amounts:-

            i) discounts, including cash discounts, trade allowances or rebates actually allowed or granted; and,

            ii) credits or allowances actually granted upon claims or returns, regardless of the party requesting the return in accordance with criteria agreed between the Collaborators;

      "Novartis" means NAG or any of its Affiliates as the context may require;

      "Novartis Products" means the Products listed in Part II of Schedule 2 together with such additions as the Parties may agree in writing to add to the Collaboration from time to time;

      "Operating Committee" or "OC" means the committee to be established pursuant to Clause 7.1 hereof;

      "Party" means C. Inc or NAG (or their respective successors) and "Parties" shall mean both of them;

      "Products" means the Cephalon Product and the Novartis Products taken together;

      "Product Licence" means the authorisation for the sale and marketing of a Product in the Territory granted by a Governmental or Regulatory Authority as may be varied from time to time by Cephalon in the case of Cephalon Products or Novartis in the case of the Novartis Products;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      "Rights" means all or any copyright, design right, trademarks, tradenames, patents, know how, trade secrets and other intellectual property or other proprietary rights which may at any time subsist throughout all or any part of the world whether registered or otherwise including, without limitation the Trademarks and all extensions and renewals thereof;

      "SKU" means stock keeping unit;

      "Specification" means the specification for a Product set out in the relevant Product Licence;

      "Subsidiaries" or "Holding Company" has the meaning ascribed to those expressions by Section 736 of the Companies Act 1985 as amended;

      "Term" means the period of [**] from the Commencement Date;

      "Territory" means the United Kingdom together (in the case of the Cephalon Product only) with the Republic of Ireland or as may be agreed between the parties from time to time;

      "Trademarks" means the registered trademarks for the Products set out in
      Schedule 3;

      "Working Day" means a day other than a Saturday, Sunday, bank or other public holiday in the United Kingdom, the USA or Switzerland;

1.2 In this Agreement:

      1.2.1 unless the context otherwise requires all references to a particular Clause, Schedule or paragraph shall be a reference to that Clause, Schedule or paragraph, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

      1.2.2 the table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      1.2.3 unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

      1.2.4 unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association (incorporated or unincorporated), organisation or other entity, in each case whether or not having separate legal personality;

      1.2.5 reference to any statute or regulation includes any modification or re-enactment of that statute or regulation; and

      1.2.6 reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words.

2. The Collaboration

2.1 The Parties hereby establish the Collaboration and agree to collaborate in accordance with the terms of this Agreement, the Licence, the Distribution Agreement and the Managed Services Agreement to promote, market, sell, and distribute the Products in the Territory.

2.2 Both Parties shall use and shall procure that their Affiliates shall use all reasonable endeavours (subject to provisions of any of the Collaboration Agreements) to promote the business and operations of the Collaboration in accordance with the best interests of the Collaboration from time to time and to further the marketing and sale of the Products in the Territory in accordance with the Collaboration Plan.

2.3 C. Inc hereby undertakes with Novartis to perform and/or to procure the due performance by its Affiliates of all obligations and the due compliance by its Affiliates with all limitations under or pursuant to the Collaboration Agreements and to indemnify NAG and its relevant Affiliates against all claims damages losses liabilities penalties and expenses arising from any breach by any of C. Inc's Affiliates of their obligations as aforesaid.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

2.4 NAG hereby undertakes with Cephalon to perform and/or to procure the due performance by its Affiliates of all obligations and the due compliance by its Affiliates with all limitations under or pursuant to the Collaboration Agreements and to indemnify C. Inc and its relevant Affiliates against all claims, damages, losses, liabilities, penalties and expenses arising from any breach by any of NAG's Affiliates of the obligations as aforesaid.

2.5 The liability of a Party under Clauses 2.3 or 2.4 shall not be discharged or impaired by any amendment to or variation of any agreement any release of or granting of time or other indulgence to any of its Affiliates or any third party or any other act, event or omission which but for this Clause would operate to impair or discharge the liability of such Party under this Clause.

3.    Ancillary Agreements and Obligations

3.1 Upon the execution hereof the Parties shall execute the Licence and shall procure their relevant Affiliates to enter into the Distribution Agreement and the Managed Services Agreement.

3.2 In the event of any conflict between the provisions of this Agreement and any other of the Collaboration Agreements, the provisions of this Agreement shall prevail.

3.3 The Parties agree that the provisions of Schedule 5 will govern the obligations of the Parties in relation to the sale, promotion, marketing and distribution of the Novartis Products in the Territory.

4. Collaboration Committee

4.1 The Parties shall establish a Collaboration Committee ("CC") which shall be charged with the management and administration of the Collaboration and the promotion, distribution and sale of the Products in the Territory. The CC shall have the responsibility to take all decisions as to the marketing of the Products, their manufacture and distribution, the approval of the Annual Operating Plan

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      pursuant to Clause 7 and the setting of annual budgets and forecasts for the Collaboration and shall have full authority and discretion with respect to the management of the Collaboration, subject to (i) the authority of the EC in certain matters as set out in Clause 5 and (ii) the budget for the first three years of the Collaboration being set out in
      Schedule 4 hereto.

4.2 The CC shall comprise six members of whom three shall be appointed by each of Cephalon ("Cephalon Members") and Novartis ("Novartis Members"). The initial CC members shall be those persons listed in Schedule 6 Part I.

4.3 A Party may remove any CC Member appointed by it and appoint any person in his place. Any appointment or removal shall be in writing signed by the appointing Party and shall take effect (unless the appointment or removal specifies to the contrary) upon delivery to the other Party of the appropriate notice. The Parties shall procure that the persons appointed to the CC shall be suitably qualified and experienced to carry out the responsibilities thereof as set out herein in a competent and professional manner.

4.4   The provisions of this Clause 4.4 shall apply to meetings of the CC:

      4.4.1 No business shall be transacted at any meeting of the CC unless at least one member appointed by Cephalon and one member appointed by Novartis is present. The Cephalon Members shall collectively have one vote and the Novartis Members shall collectively have one vote and in the event that the Cephalon Members or the Novartis Members shall not agree as to which way to exercise their respective collective vote they shall be deemed to have voted against the proposed resolution in question;

      4.4.2 A resolution of the CC shall be binding on the Parties if approved by the collective vote of the Cephalon Members present and the collective vote of the Novartis Members present and reflected in minutes of the relevant meeting signed by a Cephalon Member and a Novartis Member;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      4.4.3 Meetings of the CC shall take place alternately at premises nominated by Cephalon and premises nominated by Novartis. It shall be the responsibility of the Party at whose premises a meeting is to take place to prepare and issue a notice of meeting, agenda and minutes of the meeting and to nominate the Chairman of the meeting;

      4.4.4 Not less than 5 Working Days' notice of any meeting of the CC (including a detailed agenda) shall be given to each of the CC Members unless such notice is waived by all the CC Members.

4.5 Any CC Member may participate in a meeting of the CC by means of a conference telephone, video link or similar communicating equipment whereby all persons participating in the meeting can hear each other. Resolutions and decisions of the kind normally made or taken at a physical meeting of the CC can accordingly be so made or taken in circumstances where none or only some of the CC Members are physically present with each other. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.

4.6 A meeting of the CC shall be held on a quarterly basis (unless otherwise agreed) for the purpose, without limitation, of:

      (i) reviewing all financial information and reports provided under Clause 7.2 during or in respect of the previous quarterly period or in respect of any accounting period terminating at the end of that period;

      (ii) reviewing the cash flow and funding position of the Collaboration during such quarterly period and considering, and if thought fit, approving any measures necessary for easing any adverse situation in the ensuing periods;

      (iii) reviewing and approving the Annual Operating Plan for the Collaboration for the following year presented by the Operating Committee pursuant to Clause 7.2; and

      (iv) reporting to the Executive Committee in respect of the above matters.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

5. Executive Committee

5.1 The Parties shall establish an Executive Committee ("EC") which shall be charged with the strategic and financial matters relating to the Collaboration (including consideration of new business opportunities for the Collaboration which may be brought to its attention by either Party) and the resolution of disputes arising at the CC.

5.2 The EC shall comprise eight (8) members of whom four (4) shall be senior personnel of each of Cephalon and Novartis. The initial EC Members shall be those persons listed in Schedule 6 Part II.

5.3 The provisions of Clause 4.3 shall apply mutatis mutandis in respect of the appointment and removal of EC Members.

5.4 The provisions of Clause 4.4 and 4.5 shall apply mutatis mutandis in respect of meetings of the EC.

5.5 A meeting of the EC shall be held on a quarterly basis not more than 15 (fifteen) Working Days after the corresponding meeting of the CC (unless otherwise agreed) for the purpose, without limitation of:-

      (i)   reviewing the report of the preceding meeting of the CC;

      (ii)  determining and reviewing strategy for the Collaboration;

      (iii) reviewing profit calculations of the Collaboration and determining upon distributions of Net Profit; and

      (iv) reviewing and making any adjustments to the Collaboration Plan, the Ritalin Terminal Value, the Tegretol Sales Shortfall and the Provigil Sales Shortfall calculations (each as referred to in Schedule 7) consequent on the review of the then current Annual Operating Plan and any other relevant circumstances, provided that such adjustments should not impose any additional or increased financial obligations on Cephalon.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

6. Disputes

6.1 In the event of a failure of the CC or the EC to agree upon any material matter:-

      In the first instance the CC or the EC (as the case may be) shall procure the preparation of a report setting out the matter in question and the likely consequences to the Collaboration if such matter is on the one hand approved or on the other hand rejected. Such report shall be prepared within 30 days of the meeting of CC or the EC at which the matter was raised and shall be submitted (in the case of the CC) to the EC which shall consider such report and attempt to resolve the issue or (in the case of the EC) to the Chief Executive officer of Novartis Pharma AG and the Chairman/Chief Executive officer of C. Inc (the "Senior Executives").

6.2 In the event that the EC shall fail to resolve a matter referred to it by the CC within 60 days of the same being referred to it the matter shall be referred to the Senior Executives.

6.3 In the event that the Senior Executives cannot resolve the issue within 60 days of the same being referred to them, then the same shall be referred to an independent mediator to be agreed upon by the Senior Executives, and whose terms of reference shall be agreed between the Senior Executives but whose recommendations shall in any event be non-binding. In the event that the Senior Executives fail to agree upon the identity of such mediator, or the terms of reference, or if notwithstanding his services the Senior Executives fail to reach agreement the issue shall be referred to arbitration under Clause 6.5.

6.4 Whilst ever any dispute at EC level relating to an Annual Operating Plan and/or the Collaboration Plan is on going, the provisions of the last agreed Annual Operating Plan or the last agreed version of the Collaboration Plan as the case may be shall prevail.

6.5 Any dispute which has not been resolved under the preceding provisions of this Clause 6 shall be finally settled under the Rules of Arbitration of the International

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      Chamber of Commerce by a panel of three arbitrators sitting in London appointed in accordance with the said rules.

6.6 For the purposes of this Clause it is agreed that each of the Collaborators shall have a veto in regard to any proposal put to the CC or the EC which in either Party's reasonable opinion would have a materially adverse effect either (i) on that Collaborator's other commercial activities outside the Collaboration or (ii) in respect of the long term value of that Collaborator's Products. The exercise of such veto (provided that the same is exercised within 30 days of the proposal in question being put forward to the CC or the EC (as the case maybe)) shall not constitute a failure to agree for the purposes of this Clause 6.

7. Operating Committee

7.1 The Parties shall establish an Operating Committee ("OC") (comprising persons nominated by Cephalon from time to time together with assistance from appropriate persons to be made available by Novartis at the reasonable request of Cephalon from time to time) which shall have the day to day operational responsibility for the Collaboration, including without limitation forecasting and ordering requests in accordance with the forecasting and ordering procedures of each party, and in accordance with the current Collaboration Plan approved by the CC or otherwise in accordance with the directions of the CC.

7.2 The OC shall deliver to the CC for approval not later than September 30 in each year a draft Annual Operating Plan for the forthcoming calendar year of the Collaboration covering, among other things, projections and budgets with respect to sales, operational and capital expenditure, and promotional and marketing plans, Provided that in respect of the first three years of operation of the Collaboration the CC shall be empowered only to increase (and not to decrease) any costs shown in the budget of the Collaboration above those set out the Collaboration Plan.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

7.3 The OC shall present to the CC for each quarterly meeting a report on the financial position of the Collaboration and its performance against the Annual Operating Plan.

7.4 The Parties shall procure that the persons comprising the OC shall be suitably qualified to carry out the responsibilities thereof as set out herein in a competent and professional manner.

8.    Finance and Accounting Matters

8.1   It is agreed that:

      8.1.1 Novartis shall develop and keep separate books of account relating to its distribution of the Products in the Territory for the Collaboration which shall be available for inspection by Cephalon at all reasonable times upon request. Such books of account shall be maintained in accordance with IAS. Novartis shall make available all relevant financial and operational information to the OC, CC and the EC for the purposes of enabling them to carry out their functions. Cephalon shall make available all financial and operational information of Cephalon necessary to enable Novartis to carry out its obligations under this Clause.

      8.1.2 Upon Cephalon's written request a firm of accountants appointed by agreement between the Parties or, failing such agreement with [**] Working Days of the initiation of discussions between them on this point and at the request of either Party by the President for the time being of the Institute of Chartered Accountants of England and Wales in London and

            (a) such firm of accountants shall be given access to and shall be permitted to examine and copy such books and records upon [**] Working Days' notice having been given by Cephalon and at all reasonable times on Working Days for the purpose of certifying to Cephalon that the Net Profit calculated by Novartis

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  during any year was reasonably calculated, true and accurate or, if this is not their opinion certify the Net Profit figures for such period which in their judgment are true and correct.

            (b) prior to any such examination taking place, such firm of accountants shall undertake to Novartis in a deed that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any other person including Cephalon, but shall only use the same for the purpose of the calculations which they need to perform in order to issue the certificate to Cephalon which this Clause
                  8.1.2 envisages.

            (c) any such access examination and certification shall occur no more than once per year and will not go back over records more than [**] old unless a discrepancy is found.

            (d) Novartis shall make available personnel to answer queries on all books and records required for the purpose of that certification.

            (e) the cost of the accountant shall be the responsibility of Novartis if the certification shows Novartis to have underestimated the Net Profit payable to Cephalon by more than [**] and the responsibility of Cephalon otherwise.

      8.1.3 Within [**] 10 Working Days following such certification any monies which such certification shows as being due and owing by one Party to the other (whether because of an underpayment or overpayment) shall be paid by that Party.

8.2 The Net Profit of the Collaboration and allocation thereof shall be calculated on an estimated interim basis as at the last day of March, June and September in each year and a final calculation in respect of each calendar year shall be made as at the last

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      day of December. The method of calculation (including definition of allowable revenues and costs) and allocation of Net Profit shall be as set out in Schedule 1. Such calculation shall be prepared by Novartis and submitted to the Executive Committee.

8.3 Any interim allocation of Net Profit to either Party shall paid within 20 (twenty) Working Days of the end of the quarter in question subject to the provisions of Clause 12.2 Any adjustment to be made following the year end reconciliation and audit shall be made to the payment to be made at the end of the next quarter.

9.    Supply of Product

      The Parties shall procure that sufficient Product of suitable quality is supplied to the Collaboration in a timely manner to enable the Collaboration to operate in accordance with the relevant Annual Operating Plan.

10.   Warranties

10.1  NAG hereby represents and warrants to C. Inc that at the date of this
      Agreement:

      10.1.1 Novartis has the full legal right to enter into the Collaboration Agreements and to perform its obligations thereunder. The Collaboration Agreements being duly executed and delivered by Novartis, constitute a legal, valid and binding obligation, enforceable against Novartis in accordance with their respective terms.

      10.1.2 Novartis has obtained and will continue to maintain (save for any reason beyond its control) during the term of this Agreement all necessary notices, consents, approvals, Regulatory Approvals and authorisations of all Governmental and Regulatory Authorities and other parties, required in connection with its entering into and performing the Collaboration Agreements.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      10.1.3 The execution and delivery of the Collaboration Agreements and the performance of Novartis' obligations thereunder to NAG's best knowledge and belief (i) do not conflict with or violate any requirement of applicable laws or regulations, (ii) do not conflict with, or constitute a default under, any contractual or other obligation of Novartis and (iii) will not infringe the Rights of any third party.

      10.1.4 Novartis has not granted to any third party any sub-licence or other interest of any kind (including any charge, lien or encumbrance) in respect of the Novartis Product which would affect Cephalon's rights under the Collaboration Agreements.

      10.2 C. Inc hereby represents and warrants to NAG that at the date of this Agreement:

      10.2.1 Cephalon has the full legal right to enter into the Collaboration Agreements and to perform its obligations thereunder. Each of the Collaboration Agreements, being duly executed and delivered by Cephalon, constitutes a legal, valid and binding obligation, enforceable against Cephalon in accordance with their respective terms.

      10.2.2 Cephalon has obtained and will continue to maintain during the Term of this Agreement all necessary notices, consents, approvals and authorisations of all Governmental and Regulatory Authorities and other parties required in connection with its entering into and performing the Collaboration Agreements.

      10.2.3 The execution and delivery of the Collaboration Agreements and the performance of Cephalon's obligations thereunder to C. Inc's best knowledge and belief (i) do not conflict with or violate any requirement of applicable laws or regulations, (ii) do not conflict with, or constitute a default under, any contractual or other obligation of Cephalon and (iii) will not infringe the Rights of any third party.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      10.2.4 Cephalon has not granted to any third party any sub-licence or their interest of any kind (including any charge lien or encumbrance) in respect of the Cephalon Products which would affect Novartis' rights under the Collaboration Agreements.

11.   Indemnity

11.1 Each Party (the "Indemnifying Party") agrees to indemnify, defend, and hold harmless the other Party, such other Party's Affiliates and their respective officers, directors, employees, agents and representatives (the "Indemnitees"), from and against any and all claims, damages, losses, liabilities, penalties and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Liabilities") to the extent resulting from or arising out of any breach of the representations or warranties as set out in Clause 10.1 in the case of Novartis and Clause 10.2 in the case of Cephalon, or non-fulfilment of or failure to perform or other breach of any covenant or agreement made by the Indemnifying Party or any of its Affiliates pursuant to the Collaboration Agreements; provided that (a) any such Liabilities are not caused by the negligence or misconduct of the Indemnitees; (b) the Indemnitee gives the Indemnifying Party prompt written notice as soon as practicable of any such Liabilities; (c) the Indemnitee co-operates fully with the Indemnifying Party and its legal representatives in the defence of any and all such Liabilities; and (d) the Indemnitee agrees to the complete control of the settlement and defence of such Liabilities by Indemnifying Party. Subject to the provisions of Clause 11.2, neither Party nor its Affiliates shall be liable to the other Party or its Affiliates for incidental special, consequential or punitive damages, including without limitation, any claims for damages based upon lost revenues or profits, however caused or any theory of liability.

11.2 If the Collaboration is terminated by reason of a fundamental breach of its terms by either Party in circumstance where the conduct of such party (including, without limitation, the continued promotion, marketing and selling by such Party of its Products in the Territory after such termination; or the disposal by that Party, of any of its Products in the Territory to third parties) is indicative of its wilful

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      abandonment of the Collaboration then such Party (the "Breaching Party") shall pay to the other Party (the "Innocent Party") by way of liquidated damages a sum equal to the value at the date of termination of the share of Net Profit attributable to the Products of the Breaching Party which the Innocent Party would have received from the date of termination to the end of the Term calculated by reference to the Collaboration Plan as it stands at the date of termination, adjusted if appropriate to take account of:

            (a) any payment or repayment under Schedule 7 which might be payable by reason of such termination or might but for such termination have become payable subsequently;

            (b)   any payments made or withheld in accordance with Clause 12;
                  and

            (c) any other sums which are due from one Party to the other pursuant to the Collaboration Agreements.

11.3 If any claim against either Party, its Affiliates, recognised distributors or agents (the "Indemnified Party") is brought by reason of the fact that any Product belonging to the other Party (Cephalon Products where Novartis is the Indemnified Party and Novartis Products where Cephalon is the Indemnified Party) has caused illness, death or bodily injury, then, unless such claim is a result solely of the gross negligence or misconduct of the Indemnified Party, NAG or C.Inc (as the case may be) shall indemnify the other and its Affiliates for any and all liabilities, claims, damages and costs incurred or suffered by the other Party or its Affiliates or recognised distributors, and for any and all other liabilities, claims, damages and costs suffered by such Party or its Affiliates, as a result of any associated Product recall, final packaging and similar costs associated with such Product. Such indemnity will include the reimbursement of the legal expenses reasonably incurred in contesting or defending such claim.

11.4 Each Party shall give the other Party prompt written notice of any claim or threat of claim it receives with respect to any matter for which it or its Affiliates may be

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      entitled to indemnification, and the indemnifying Party shall thereafter defend or settle any such claim at its sole expense, and with counsel selected by the indemnifying Party and reasonably acceptable to the Indemnified Party. In the defence or settlement of any such claim, the Indemnified Party shall cooperate with and assist the indemnifying Party to the extent reasonably possible, but the indemnifying Party shall bear and pay any and all expenses incurred by the Indemnified Party in providing such cooperation and assistance, either directly or upon request of the Indemnified Party who has incurred such expense. Failure to give notice shall not constitute a defence, in whole or in part, to any claim by the Indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice.

12.   Special Payments

      Licence Fee

12.1 Payment for the Licence to the Novartis Products as referred to in Clause 6 of the Licence Agreement of even date shall be made by way of 3 (three) equal payments of [**], payable on 1 January 2001, 31 December 2001 ( "the Second Payment"), 31 December 2002 ("the Third Payment"), subject to the provision of Clause 12.2.5 regarding Cephalon's right to settle the obligation early.

12.2 Provided termination of the Collaboration has not occurred in accordance with the provisions of Clause 14 then the following provisions shall apply:

      12.2.1 If Cephalon fails to make any of the payments payable in accordance with Clause 12.1 within [**] Working Days of the due date then Novartis shall give notice to Cephalon of such failure at any time thereafter. If Cephalon shall fail to remedy such failure within [**] Working Days of receiving such notice then, without prejudice to any other claims or actions Novartis may have accrued against Cephalon, whether under this Agreement or otherwise, this Agreement will terminate and all of Cephalon's rights granted under the Collaboration Agreements shall terminate forthwith;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      12.2.2 Until either the Second Payment has been made, or Cephalon pays the full amount outstanding pursuant to Clause 12.2.5 prior to the Second Payment falling due, the payments due to Cephalon pursuant to Clauses 8.2 and 8.3 and any payments due to Cephalon under the Managed Services Agreement in the first year following the Commencement Date will be withheld by Novartis until either the Second Payment has been made (whereupon the withheld amounts will be immediately paid to Cephalon), or Cephalon repays the agreed full amount pursuant to Clause 12.2.5 (whereupon the total amount withheld will be offset against the agreed settlement amount to arrive at the amount payable by Cephalon).

      12.2.3    Provided that Cephalon has not exercised its right under Clause
                12.2.5 during the first year following Commencement Date, then if Cephalon fails to pay the Second Payment within [**] Working Days of the due date, Novartis shall give notice to Cephalon of such failure at any time thereafter. If Cephalon shall fail to remedy such failure within [**] Working Days of receiving such notice then Novartis shall be entitled to retain all payments of Net Profit under Clauses 8.2 and 8.3 and any other payments due to Cephalon pursuant to the Managed Services Agreement.

      12.2.4 The provisions of sub-Clauses 12.2.2 and 12.2.3 shall apply mutatis mutandis to the profit and payments payable in the second year following the Commencement Date and the Third Payment, provided however, that if the aggregate amount of payments due to Cephalon pursuant to Clauses 8.2 and 8.3 and the other sums payable to Cephalon under the Managed Services Agreement and/or paid under the Distribution Agreement during the second year following the Commencement Date reaches [**], Novartis shall be entitled to retain the amounts payable in respect of Net Profits due to Cephalon and amounts payable under the Managed Service Agreement at the date [**] is reached unless and until either the Third Payment is made or Cephalon pays the agreed full amount outstanding prior to the due date of the Third Payment pursuant to Clause 12.2.5, but

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                shall pay to Cephalon any Net Profit or other payments due under the Managed Services Agreement in excess of the amounts so retained accruing after the date the [**] as referred to above is reached.

      12.2.5 Cephalon shall have the right and option to repay to Novartis at any time during the first two years following the Commencement Date an amount which represents full and final settlement of the remaining outstanding Licence fee. The method of assessing the amount to be paid by Cephalon to Novartis is illustrated in
                Schedule 8, and the interest rate that is to be applied to the amount of liability assessed as being outstanding at the end of each month is fixed (ie agreed) at 1.88% per month.

12.3  Ritalin

      Cephalon hereby undertakes to Novartis to make certain payments in respect of Ritalin in the circumstances and in accordance with the formula set out in Schedule 7 Part I.

12.4  Tegretol

      Cephalon hereby undertakes to Novartis to make certain payments in respect of Tegretol in the circumstances and in accordance with the formula set out in Schedule 7 Part II.

12.5  The Cephalon Product Adjustment Payment

      Cephalon hereby undertakes to Novartis to make certain payments in respect of the Cephalon Product in the circumstances and in accordance with the formula set out in Schedule 7 Part III.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

13.   Force Majeure

13.1 If a Party (the "Non-Performing Party") is unable to carry out any of its obligations under the Collaboration Agreements due to Force Majeure this Agreement shall remain in effect but:-

      13.1.1 the Non-Performing Party's relevant obligations under the relevant Collaboration Agreement; and

      13.1.2 the relevant obligations of the other Party ("the Innocent Party") under the relevant Collaboration Agreement,

                shall be suspended for a period equal to the circumstance of Force Majeure or [**] whichever is the shorter provided that:-

                (a) the suspension of performance is of no greater scope than is required by the Force Majeure;

                (b) the Non-Performing Party gives the Innocent Party prompt notice describing the circumstances of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

                (c) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstances of Force Majeure; and

                (d) as soon as practicable after the event which constitutes Force Majeure the Parties discuss how best to continue their operations as far as possible in accordance with the Collaboration Agreements.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

14.   Term and Termination

14.1 This Agreement shall commence on the Commencement Date and continue for the Term unless otherwise terminated in accordance with this clause 14.

14.2 If any decision of any Governmental or Regulatory Authority results in the inability to continue effectively to commercialise any Cephalon Product in the Territory or if Cephalon shall dispose of or abandon the Cephalon Product the Parties shall negotiate in good faith with a view to agreeing appropriate amendments to the Collaboration Agreements to reflect such development including without limitation, the making of any payment or the amendment of any payment obligation thereunder. If such negotiations shall not result in agreement being reached within [**] of the event in question Novartis shall be entitled to terminate this Agreement immediately upon the expiry of such period.

14.3 If any decision of any Governmental or Regulatory Authority results in the inability to continue effectively to commercialise any Novartis Product in the Territory or if Novartis shall dispose of or abandon any Novartis Product in respect of the Territory the Parties shall negotiate in good faith with a view to agreeing appropriate amendments to the Collaboration Agreements to reflect such development including without limitation, the making of any payment or the amendment of any payment obligation thereunder. If such negotiations shall not result in agreement being reached within [**] of the event in question Cephalon shall be entitled to terminate this Agreement immediately upon the expiry of such period.

14.4 Either Party may terminate this Agreement on 30 days' written notice to the other if (i) Control of the other or of any of its Controllers shall pass from the present shareholders or owners or Controllers to other persons or (ii) the other Party shall cease to control any Affiliate relevant to the Collaboration.

14.5 Without prejudice to any right or remedy that either Party may have against the other for breach or non-performance of this Agreement either Party shall have the right to terminate this Agreement immediately:

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      14.5.1 on the other Party committing a breach of any of the provisions of any of the Collaboration Agreements providing that (where the breach is capable of rectification) the Party in breach has been advised in writing of the breach and has not rectified it within thirty days of receipt of such advice; or

      14.5.2 if an Insolvency Event occurs in relation to the other Party.

14.6 Upon termination of this Agreement for any cause whatsoever the Licence Agreement, the Managed Services Agreement and the Distribution Agreement shall terminate.

14.7 Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination including without limitation the right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

14.8 Subject to the provisions of 12.1 and 12.2 in the event of the termination of this Agreement the provisions of Schedule 7 Part IV shall apply to determine whether any payment shall be due by Novartis to Cephalon by way of reimbursement of all or part of the payment made by Cephalon under Clause 12.1 hereof.

15.   Confidential information

15.1 Each Party shall treat (both during and after the subsistence of this Agreement) as confidential all know-how and confidential information of the other including, without limitation, all information and data in respect of the Products supplied or made available by or on behalf of either Party, and details of trade prices at which the Products are sold between the Parties or between Affiliates of either of them (the "Confidential Information") and neither Party shall without the prior written consent of the other:

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      15.1.1 exploit any part of the Confidential Information save as is reasonably necessary to enable it to perform its obligations under the Agreement;

      15.1.2 disclose any part of the Confidential Information (other than to Regulatory Authorities who require the same where the Party concerned is legally obliged to disclose the same or entitled to do so under this Agreement) or to its employees or customers (or potential customers) who need to know the Confidential Information for the purpose of performing their Agreements provided that:

            (a) such person is made aware prior to disclosure of the proprietary and confidential nature of the Confidential Information; and

            (b) such person owes an express duty of confidence to the Disclosing Party which the Disclosing Party shall fully enforce.

16.     Competition Restrictions

16.1 Neither of the Parties shall at any time during the subsistence of the Collaboration (subject to a maximum period of [**] from the date hereof) do or permit any of its Affiliates to do (and whether alone or jointly with others or whether as principal, agent, shareholder or otherwise and whether for its own benefit or that of others) any of the following in the Territory without the prior written consent of the other Party:-

        16.1.1 directly or indirectly carry on or be engaged, concerned or interested (except in relation to Ritalin, and as the holder for investment of shares amounting in aggregate to less than 3 percent of the share capital quoted or dealt in on a recognised stock exchange) in the manufacture, distribution or sale of products which compete with, and/or are essentially similar to, the Cephalon Product, where "compete with" means licensed for the treatment of narcolepsy, fatigue associated with multiple sclerosis, attention deficit hyperactivity disorder or sleep apnoeia and "essentially similar" means products which contain the same active pharmaceutical

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                ingredient(s) including, but not limited to, any isomers or derivatives thereof, as the relevant Product;

       16.1.2 solicit the custom of any person in the Territory who is or has been at any time during the term of this agreement a customer of the Collaboration for the purpose of offering to such customer goods or services similar to or competing with those of the Collaboration.

16.2 In the event that either Party or any of their respective Affiliates shall become licensee or distributor of or enter into similar arrangements regarding any product which (i) competes with the Cephalon Product, or
      (ii) competes with and is essentially similar to the Novartis Products (in this Clause 16.2 "competes with " shall mean has the same therapuetic effect as and "essentially similar" shall be as defined in 16.1.1) that Party will, if permitted by the terms of the relevant arrangement, enter into good faith discussions with the other Party as to the possibility of such product being made part of the Collaboration. If the terms of the relevant arrangement do not permit for the relevant product to be made part of the Collaboration or the Parties fail to agree upon principal business terms [**] of the commencement of such discussions, the Parties shall negotiate in good time the appropriate adjustments to the payments made under Clause 12 hereof and/or the allocation of Net Profit of the Collaboration.

16.3 For the duration of this Agreement and for [**] thereafter neither Party shall and shall procure that its Affiliates shall not solicit, entice or offer employment to any member of Staff employed by the other Party or any of its Affiliates without the express written consent of the other Party except where such employee is recruited as a result of an otherwise unsolicited response to a public recruitment advertisement.

17. Medical Information and Reporting

17.1 Novartis agrees in respect of Novartis Products and Cephalon Products to comply with Novartis' and Cephalon's standard operating procedures ("SOPs")

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      respectively in respect of adverse events and product recall, supply of medical information and other similar or associated matters and Cephalon shall provide such SOPs in respect of Cephalon Products to Novartis from time to time.

17.2 In addition to the requirements of Clause 17.1 each Party agrees to inform the other Party and keep it informed within 48 hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Governmental or Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, (b) which indicates or suggests a potential material liability for either Party to third parties arising in connection with any Product, or (c) which is reasonably, likely to lead to a recall of any Product, including in all cases, but not limited to:

      (i) Governmental or Regulatory Authority inspections of manufacturing, distribution of other related facilities, in which Product is manufactured, stored or otherwise present;

      (ii) receipt of a warning letter from any Governmental or Regulatory Authority relating to any Product; or

      (iii) on initiation of any Governmental or Regulatory Authority investigations, detention, seizure or injunction concerning any Product.

17.3 Where either Party proposes to provide information, data or documentation to any Governmental or Regulatory Authority in respect of or relating to any of the Products, it shall, unless otherwise required by law, first obtain the prior written consent of Cephalon (in the case of Cephalon Products) and Novartis (in the case of the Novartis Products).

18.   Notices

18.1 Any notice to be given in connection with this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by first class or recorded delivery post or by facsimile to the Company Secretary at the address of the Party

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      concerned which is set out in this Agreement or as may be notified to the other Party in accordance with the provisions of this Clause. Any notices which are sent by e-mail shall not be valid unless and until confirmed by personal delivery, first class or recorded delivery post or by facsimile.

      Any such notice shall be deemed to be served:

      18.1.1  if delivered personally, on the day on which it is delivered;

      18.1.2  if sent by post, 5 Business Days after the time of posting;

      18.1.3 if sent by facsimile, on acknowledgement by the recipient's facsimile receiving equipment on a Business Day if the acknowledgement occurs before 1700 hours local time of the recipient and in any other case on the following Business Day.

19.   Relationship of Parties

19.1  This Agreement shall not permit or authorise either Party to:

      19.1.1  incur any expenses on behalf of the other Party;

      19.1.2 enter into any commitment or make any representation or warranty on behalf of the other Party;

      19.1.3  pledge the credit of, or otherwise bind or oblige the other Party;
              or

      19.1.4  commit the other Party in any way whatsoever

      without in each case obtaining the other Party's prior written consent.

20.   Waiver

      In no event shall any delay, failure or omission on the part of any Party in enforcing, exercising or pursuing any right, power, privilege, claim or remedy, which is conferred by this Agreement, or arises under this Agreement, or arises

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      from any breach by the other Party to this Agreement of any of its obligations under this Agreement, be deemed to be or be construed as:

      20.1.1 a waiver thereof, or of any other such right power privilege claim or remedy, in respect of the particular circumstances in question; or

      20.1.2 operate so as to bar the enforcement or exercise thereof, or of any other such right, power, privilege, claim or remedy, in any other instance at any time or times afterwards.

21.   Severability

      Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction

22.   Third Party Rights

      Save for the provisions of Clauses 2.2, 2.3, 2.4 and Clause 11 nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

23.   Governing Law

      This Agreement is governed by and shall be construed in accordance with the laws of England and the Parties hereby submit to the non-exclusive jurisdiction of the English Courts.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

24.   Transmission of Rights

      Neither Party shall assign the benefit and/or the burden of this Agreement to any third party without the prior written consent of the other.

25.   Whole Agreement

25.1 This Agreement together with the other Collaboration Agreements shall supersede any and all promises, representations, warranties or other statements whether written or oral, made by or on behalf of a Party to another of any nature whatsoever or contained in any leaflet, brochure or other document given by a Party to another concerning such subject matter.

25.2 No provision contained in this Clause, or elsewhere in this Agreement or the other Collaboration Agreements, shall operate so as to exclude any liability of any Party in respect of a fraudulent misrepresentation made by that Party to another, or to restrict or exclude any remedy which the other Party may have in respect of such misrepresentation.

26.   Variations

      Except as provided herein, this Agreement may not be amended, varied or modified except in writing signed by a duly authorised officer or representative of each of the Parties.

27.   Costs

      The Parties shall bear their own legal accounting and other costs and expenses incurred in connection with the preparation of the Collaboration Agreements.

28.   Publicity

      Each Party agrees that, except as may be required by law or regulation, it shall not disclose the existence, substance or details of this Agreement without the prior

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      written consent of the other Party. In cases in which disclosure is proposed or required by law, the disclosing Party, prior to such disclosure, will notify the non-disclosing Party of the contents of the proposed disclosure, provided however, that subsequent disclosure(s) of the same or substantially similar contents shall not require further consent. The non-disclosing Party shall have the right to make reasonable changes to the disclosure to protect its interests, such changes to be notified to the disclosing Party within five Working Days. The disclosing Party shall not unreasonably refuse to include such changes in its disclosure. The Parties will agree upon the text of a joint announcement of this Agreement and, once agreed, the information contained in that announcement may be used by either Party in subsequent announcements.

29.   Counterparts

      This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed shall be an original of this Agreement, and all of which shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with each Party.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.


SIGNED by                                 )
for and on behalf of                      ) J. Kevin Buchi
CEPHALON INC                              )
in the presence of:                       )


Mary Lou Geis


SIGNED by                                 )
for and on behalf of                      ) George Miller
NOVARTIS AG                               ) Reto Wittwer
in the presence of:                       ) Marianne Lysser

Sally J Shorthose

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 1

               Calculation and Allocation of Collaboration Profits


[**]

This profit will be allocated between the Parties as follows:

      Attributable to Novartis                  [**]

      Attributable to Cephalon                  [**]

Once the overall profit has been ascertained and allocated, account needs to be taken of profit already taken by each Party via the following means:

1. The transfer price of the Products between Affiliates of each Party (adjusted downward to account for stocks held of Collaboration Products at the end of each period of assessment)

2. The profit realised by Cephalon under the Distribution Agreement (adjusted downward to account for stocks of Cephalon Products held by Novartis at the end of each period of assessment)

3.    The profit realised by Cephalon under the Managed Services Agreement

If the profit realised by Cephalon under points 1 to 3 above exceeds its total allocated profit under the collaboration, Cephalon will pay the excess amount to Novartis. If the profit realised by Cephalon under points 1 to 3 above is less than its total allocated profit under the collaboration, Novartis will pay the amount of this deficit to Cephalon.

This calculation will be done on a quarterly basis during each calendar year based on unaudited and where necessary on estimated information, with a final annual full year calculation based on independently audited and accurate information.

In ascertaining profits and allocations, no account will to be taken for the time-value of money or the effect of uneven cashflows arising between the parties.

Net Profit shall be calculated in sterling.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

[**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 2

                                  The Products

Part I - Cephalon Product

Brand Name/Active Ingredient    Pack Size (SKU)        NHS Supply Price

PROVIGIL/modafanil              100mg tabs - 30        (pounds)60.00


Part II - Novartis Products

Trademark/Active Ingredient     Pack Size (SKU)        NHS Supply Price (pounds)

ANAFRANIL - clomipramine
hydrochloride                   10mg caps - 84         2.75

                                25mg caps - 84         5.40

                                50mg caps - 56         6.85

ANAFRANIL SR                    75mg tab - 28          7.51

ANAFRANIL SYRUP                 25mg/5ml - 150ml       7.23

ANAFRANIL INJECTION             25mg/2ml amp - 10      4.70

LIORESAL - baclofen             10mg tab - 84          9.03

LIORESAL LIQUID                 5mg/5ml - 300ml        7.46

(save for sales for use in
intrathecal pumps)

RITALIN - methylphenidate       10mg tab - 30          5.57

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

TEGRETOL - carbamazepine        100mg tab - 84         2.43

                                200mg tab - 84         4.50

                                400mg tab - 56         5.90

TEGRETOL CHEWTAB                100mg - 56             2.95

                                200mg - 56             5.49

TEGRETOL RETARD                 200mg - 56             4.82

                                400mg - 56             9.48

TEGRETOL LIQUID                 100mg/5ml - 300ml      5.72

TEGRETOL SUPPS                  125mg - 5              7.50

                                250mg - 5              10.00

The Products shall include essentially similar products, where "essentially similar" has the same meaning as defined in Clause 16.1.1 of this Agreement.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 3

                                   Trade Marks

                                             Registered
   Novartis Product      Territory  Class    number       Valid until

   ANAFRANIL             UK         5        884607       2010

   LIORESAL              UK         5        853707       2008

   RITALIN               UK         5        669833       2007

   TEGRETOL              UK         5        831335       2007


                                             Registered
   Cephalon Product      Territory  Class    number       Valid until

   PROVIGIL              UK         5        1566855      2005

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 4

                      Collaboration Plan (in (pounds)'000)

                                      YEAR
[**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 5

                  Supply and Distribution of Novartis Products.
Part I

1. Definition and interpretation


1.1 The following terms shall have the following meanings in this Schedule and all other defined terms shall have the definitions ascribed to them in the Collaboration Agreement:

      "Adverse Reaction" means a response to a substance that is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis and therapy;

      "End Users" means customers who are not reselling the Products to third parties;

      "Good Distribution Practice" or "GDP" means the regulatory standards and principles and guidelines of good distribution practice as in force from time to time relating to the warehousing, storage and physical distribution of medicinal products established by the applicable Governmental or Regulatory Authority including, without limitation, the Guidelines on Good Distribution Practice of Medicinal Products for Human Use published by the European Commission, as the same may be amended from time to time;

      "Products" means the Products listed in Part II together with such additions as the Parties may agree in writing;

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      "Specification" means the specification for a Product set out in the relevant Product Licence;

      "Trademarks" means the trademarks relating to the Products listed in Part III.

2.    Licence

      Cephalon hereby grants Novartis the right to sell, promote, market and distribute the Products under the Trademarks and Product Licences in the Territory. 3. Appointment as Distributor

3.1 C. Inc hereby appoints NAG with effect from the Commencement Date as its supplier and distributor of the Products in the Territory on and subject to the terms and conditions of this Agreement.

3.2 Novartis shall supply Products in accordance with the terms of Clause 9 of the Collaboration Agreement.

3.3 NAG shall be entitled to carry out any of its obligations hereunder through any of its Affiliates.

3.4 Novartis shall be responsible for obtaining payment in respect of all sales made of Product in the Territory.

3.5 Cephalon will not appoint in the Territory any other distributor or reseller of the Product nor will it directly supply for its own account any Product to distributors, resellers or End Users located within the Territory.

3.6 The provisions of Clause 3.5 shall terminate on the fifth anniversary of the Commencement Date unless expressly renewed by the Parties.

3.7 Payment for the provision of the supply and distribution services shall be provided for in the Collaboration Agreement.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

4.    Novartis' Obligations

4.1 Novartis shall perform its obligations hereunder as principal. Except as provided in this Schedule 5, it shall not otherwise dispose of the Products within the Territory, and shall not sell the Products within the Territory on behalf of, or in the name of, Cephalon.

4.2 Novartis shall not during the Term do anything which may prevent the sale, or interfere with the development of, sales of the Products in the Territory or which may adversely affect the quality of the Products.

4.3 Novartis shall maintain sufficient resources (either its own employees or through permitted subcontracts) in order to perform in a timely and satisfactory manner its obligations under this Agreement in respect of the Products throughout the Territory.

4.4 Novartis shall supply the Product in packaging which incorporates any information that may be required by the relevant Product Licence, any Governmental or regulatory authority or any applicable law, rule or regulation from time to time.

4.5 Novartis shall obtain and maintain at its own cost and expense all necessary permissions, consents and licences to enable it to carry out its obligations hereunder in the Territory and to ensure the full and legal operation of this Agreement.

4.6 Novartis shall keep Cephalon informed in writing of respect of any complaint, claim, demand or dispute concerning the Products in the Territory.

4.7 Novartis agrees during the Term to comply with, and not to take any action which would be subject to penalty under, all laws, rules and regulations applicable to this Agreement in the Territory, and to conduct its business in accordance with all applicable ethical business practices and Good Distribution Practice.

4.8 Novartis undertakes during the Term that it will not copy, produce, make, modify or manufacture or assist any other party to copy, produce, make or manufacture the

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      Products or any part thereof for use, sale, or any other purpose inside the Territory. Provided that the provisions of this Clause 4.8 shall terminate after five years following the Commencement Date unless renewed by agreement between the Parties.

4.9 Novartis undertakes during the Term to store the Products in accordance with the terms of the Product Licences and GDP under conditions that will prevent deterioration of the Products. Novartis agrees to allow Cephalon or its authorised representative to inspect the Products when in storage under the control of Novartis from time to time upon reasonable notice.

4.10 Novartis shall advise Cephalon within 48 hours of any reported Adverse Reaction occurring in the Territory and reported to Novartis in respect of the Products. Novartis shall have sole responsibility for reporting Adverse Reactions to the Medicines Control Agency and will conduct all communication relating to safety issues.

4.11 Novartis shall be responsible for reporting any Adverse Reaction relating to the Products to the health authorities in the Territory in accordance with the applicable legal requirements.

4.12 Novartis shall provide Cephalon with copies of the periodic safety update reports (if any) on Adverse Reactions and update requirements and recommendations as to the best use of the Products.

4.13 Novartis shall be responsible for entering all Adverse Reactions to the Products into their global Adverse Reactions database. This information will be available for analysis and comment if required in relation to any emerging safety issue in relation to the Products.

4.14 Novartis agrees to inform Cephalon and keep it informed within 48 hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Governmental or Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, (b)

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      which indicates or suggests a potential material liability for either Party to third parties arising in connection with any Product, or (c) which is reasonably, likely to lead to a recall of any Product, including in all cases, but not limited to:

      4.14.1 Governmental or Regulatory Authority inspections of manufacturing, distribution of other related facilities, in which Product is manufactured, stored or otherwise present;

      4.14.2 receipt of a warning letter from any Governmental or Regulatory Authority relating to any Product; or

      4.14.3 on initiation of any Governmental or Regulatory Authority investigations, detention, seizure or injunction concerning any Product.

4.15 Novartis shall supply Products which meet the Specification and which are manufactured in accordance with Good Manufacturing Practice and shall be responsible for creating and retaining manufacturing, analytical and distribution records, testing and releasing materials, undertaking product and quality controls, including in-process controls and all necessary stability studies, and analysis relating to the Product all in accordance with such Specification and Good Manufacturing Practice.

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Part II

                                  The Products

Brand Name                    Pack Size (SKU)      NHS Supply Price (pounds)

ANAFRANIL                     10mg caps - 84       2.75

                              25mg caps - 84       5.40

                              50mg caps - 56       6.85

ANAFRANIL SR                  75mg tab - 28        7.51

ANAFRANIL SYRUP               25mg/5ml - 150ml     7.23

ANAFRANIL INJECTION           25mg/2ml - amp x 10  4.70

LIORESAL                      10mg tab - 84        9.03

LIORESAL LIQUID               5mg/5ml - 300ml      7.46


(excluding sales for use in
intrathecal pumps)

RITALIN                       10mg tab - 30        5.57

TEGRETOL                      100mg tab - 84       2.43

                              200mg tab - 84       4.50

                              400mg tab - 56       5.90

TEGRETOL CHEWTAB              100mg - 56           2.95

                              200mg - 56           5.49

TEGRETOL RETARD               200mg - 56           4.82

                              400mg - 56           9.48

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

TEGRETOL LIQUID               100mg/5ml 300ml      5.72

TEGRETOL SUPPS                125mg - 5            7.50

                              250mg - 5            10.00

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Part III

                                 The Trademarks

                                             Registered
   Product               Territory  Class    number       Valid until

   ANAFRANIL             UK         5        884607       2010

   LIORESAL              UK         5        853707       2008

   RITALIN               UK         5        669833       2007

   TEGRETOL              UK         5        831335       2007

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 6

Part I - Collaboration Committee

Cephalon Members

Sales and Marketing Director - UK
Finance Director - UK
Medical Director - UK

Novartis Members

Marketing Manager -- CNS - UK
Medical Manager -- CNS - UK
Planning Executive -- Finance - UK


Part II - Executive Committee

Cephalon Members

Senior VP and CFO Cephalon, Inc.
Senior VP Pharmaceutical Operations Cephalon, Inc.
Senior VP Business Development Cephalon, Inc.
UK Country Manager

Novartis Members

CEO Country Sector Organisation UK
Finance and Administration Director, UK
Director Business Units -- CNS - UK
Finance and Administration Manager - Basel

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 7

[**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Schedule 8

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.